UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 5, 2009
(Date of Report/Date of earliest event reported)
SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)
(414) 271-6755
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 5, 2009, Sensient’s Board of Directors amended Kenneth P. Manning’s existing employment contract to extend his term as Chief Executive Officer and Chairman of the Board through December 31, 2011. Prior to the change, Mr. Manning’s employment agreement contemplated that he would continue as Chief Executive Officer until immediately following the Company’s Annual Meeting of Shareholders to be held on April 22, 2010, and that Mr. Manning would continue to serve as an employee and Chairman of the Board until immediately following the Company’s Annual Meeting of Shareholders to be held on April 21, 2011.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed with this Report on Form 8-K:

Exhibit 10.1	Amended and Restated Executive Employment Contract dated February 5, 2009 between Sensient Technologies Corporation and Kenneth P. Manning.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)
By:	/s/ John L. Hammond
	Name:	John L. Hammond
	Title:	Senior Vice President, General Counsel and Secretary
Date: February 5, 2009

EXHIBIT INDEX

Exhibit 10.1	Amended and Restated Executive Employment Contract dated February 5, 2009 between Sensient Technologies Corporation and Kenneth P. Manning.